UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2023

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverley Oaks Road, Suite 114, Waltham, MA 02452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer, Treasurer and Secretary

On September 18, 2023, Ondas Holdings Inc. (the “Company”) appointed Yishay Curelaru as the Company’s Chief Financial Officer, Treasurer and Secretary, effective September 19, 2023 (the “Effective Date”).

Mr. Curelaru, 41, has served as Chief Financial Officer for Airobotics Ltd. ("Airobtoics"), since February 2021 and has led the financial management of the Ondas Autonomous Systems (“OAS”) business unit since the acquisition of Airobotics, which closed in January 2023. Since joining Airobotics in 2018, Mr. Curelaru led multiple financings which included an initial public offering in Tel Aviv in September 2021. Prior to that, he served as CFO of Israeli-based On Track Innovations (“OTI”), a Nasdaq-listed company, from 2015 to 2022, when it was acquired by Nayax Ltd. (Nasdaq: NYAX). He previously served as Senior Controller and Deputy CFO of OTI from 2013 to 2015. Prior to that, he was a Senior CPA at PricewarwehouseCoopers Israel where he began his career, from 2011 to 2013. Mr. Curelaru graduated from Ben-Gurion University with a B.A. in Economics, with a major in Accounting.

There are no related party transactions between the Company and Mr. Curelaru which would require disclosure under Item 404 of Regulation S-K.

Employment Agreement with Chief Financial Officer, Treasurer and Secretary

On September 19, 2023, the Compensation Committee of the Board of Directors of the Company approved (i) an increase to Mr. Curelaru’s annual base salary to NIS 720,000 (approximately $188,981 USD) from NIS 660,000 (approximately $173,210 USD), effective September 19, 2023, (ii) Mr. Curelaru’s limit on the education fund from NIS 16,000 per month (approximately $4,198 USD) to Mr. Curelaru’s gross salary amount, and (iii) Mr. Curelaru’s severance compensation to six months’ salary.

A copy of the press release announcing the appointment of Mr. Curelaru is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Release Agreement with Former Chief Financial Officer, Treasurer and Secretary

Derek Reisfield’s service as the Company’s Chief Financial Officer, Treasurer and Secretary terminated effective September 18, 2023. Also, effective September 18, 2023, Mr. Reisfield resigned as a director of the Company pursuant to the terms of the Employment Agreement (defined below). Mr. Reisfield will receive severance as set forth in Section 6 of the Employment Agreement, dated December 10, 2021, between the Company and Mr. Reisfield (the “Employment Agreement”). A copy of the Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2021 and incorporated herein by reference. Also, on September 21, 2023, pursuant to the terms of the Employment Agreement, the Company entered into a Release Agreement with Mr. Reisfield. A copy of the Release Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Release Agreement, dated September 21, 2023, by and between Ondas Holdings Inc. and Derek Reisfield.
99.1	Press Release, dated September 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2023	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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